UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 31, 2004

U.S. PLASTIC LUMBER CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-23855	87-0404343

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 W. Glades Road, Suite 440 W.
Boca Raton, Florida 33431

(Address of principal executive offices)

(561) 394-3511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

     References to “USPL,” the “Company,” “we,” “us” and “our” in this current report refer to U.S. Plastic Lumber Corp. and its subsidiaries and predecessors unless the context of the description indicates otherwise.

FORWARD LOOKING STATEMENTS

     Certain statements and information included in this current report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this current report, the words or phrases “will”, “will likely result”, “are expected to”, “will continue”, “is anticipated”, “estimated”, “projected”, “intends to” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to failure to comply with principal obligations and covenants in debt and other agreements, the ability to obtain adequate financing on commercially acceptable terms, economic conditions, changes in law or regulations, failure to comply with Nasdaq’s requirements for continued listing of our common stock, demand for our products and services, newly developing technologies, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition with entities with greater financial resources than those possessed by us, and stockholder dilution. Such factors could materially adversely affect our financial performance and could cause our actual results for future periods to differ materially from any opinions or statements expressed within this current report. Additional discussion of such factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in our filings with the Securities and Exchange Commission.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Execution of Amendments to Senior Credit Facility

     We previously reported in current reports on Form 8-K that (i) on December 20, 2002, U.S. Plastic Lumber Ltd., our wholly-owned subsidiary (“USPL Ltd.”), obtained a secured senior credit facility pursuant to a certain Loan and Security Agreement (the “Loan Agreement”) with Guaranty Business Credit Corporation, a Delaware corporation (“GBCC”), dated as of December 19, 2002 (the “Senior Credit Facility”) and (ii) that we entered into a several amendments to the GBCC Credit Facility in which, among other things, we agreed to pay off the Obligations in full on or before May 31, 2004.

     On or about May 25, 2004, AMPAC Capital Solutions, LLC (“AMPAC”) received an assignment of all of GBCC’s rights, title and interest in the Senior Credit Facility

     On May 31, 2004, USPL Ltd entered into a Sixth Amendment to the Senior Credit Facility (the “Sixth Amendment”).

     The Sixth Amendment provides that:

(i)	AMPAC agrees to extend the date for the Term Advance Maturity Date from May 31, 2004 to June 30, 2004 on which date the Term Advance shall be paid in full;

(ii)	AMPAC agrees to change the date for the Extension Fee in the amount of $80,000 from May 31, 2004 to June 9, 2004;

(iii)	AMPAC agrees to increase the Special Advance Subline from $5,000,000 to $6,000,000;

and

(iv)	USPL Ltd. agrees to pay an Amendment Fee equal to 4% of the total outstanding balance of the Term Advance and the Special Advance Subline as of the date hereof and which shall be due and payable in full on June 9, 2004.

     AMPAC’s obligations under the Sixth Amendment are subject to the following:

     (a) a secured promissory note by Company in favor of AMPAC in the amount of Six Million Dollars ($6,000,000) in respect of the Special Advance Subline, which promissory note shall amend and restate in full the Amended and Restated Secured Promissory Note (Special Advance Promissory Note) dated as of March 19, 2004;

     (b) a fully executed Eighth Amendment to the Junior Participation Agreement dated as of August 7, 2003 between Schultes, Inc., a New Jersey corporation, a related party, and AMPAC, as amended; and

     (c) a fully executed original of the Sixth Amendment.

     On June 8, 2004, USPL Ltd entered into a Seventh Amendment to the Senior Credit Facility (the “Seventh Amendment”).

     The Seventh Amendment provides that:

(i)	that the Amendment Fee which is due and payable in full by the Company on June 9, 2004 shall be added to the outstanding principal balances of the Term Advance and the Special Advance Subline;

(ii)	AMPAC agrees to extend the date for the Term Advance Maturity Date from June 30, 2004 to July 31, 2004 on which date the Term Advance shall be paid in full;

(iii)	AMPAC agrees to extend the date for the Special Advance Subline Maturity Date to July 31, 2004 on which date the Special Advance Subline shall be paid in full.

     AMPAC’s obligations under the Seventh Amendment are subject to the following:

     (a) no Defaults or Events of Default shall have occurred or be continuing; and

     (b) delivery of a fully executed original of the Seventh Amendment.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of businesses acquired.

          Not applicable.

     (b) Pro forma financial information.

          Not applicable.

     (c) Exhibits.

          The following exhibits are filed herewith:

S-K Item
Number	Description
10.1	Sixth Amendment to Loan and Security Agreement by and between U.S. Plastic Lumber Ltd. and AMPAC Capital Solutions, LLC dated as of May 31, 2004.

10.2	Special Advance Promissory Note by and between U.S. Plastic Lumber Ltd. and AMPAC Capital Solutions, LLC dated as of May 31, 2004.

10.3	Eighth Amendment to Junior Participation Agreement by and between investors in U.S. Plastic Lumber Ltd. to be determined and AMPAC Capital Solutions, LLC

10.4	Seventh Amendment to Loan and Security Agreement by and between U.S. Plastic Lumber Ltd. and AMPAC Capital Solutions, LLC dated as of June 8, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PLASTIC LUMBER CORP. (Registrant)
Date: June 14, 2004	By:	/s/ Michael D. Schmidt
Michael D. Schmidt, Chief Financial Officer

EXHIBIT INDEX

S-K Item
Number	Description
10.1	Sixth Amendment to Loan and Security Agreement by and between U.S. Plastic Lumber Ltd. and AMPAC Capital Solutions, LLC dated as of May 31, 2004.

10.2	Special Advance Promissory Note by and between U.S. Plastic Lumber Ltd. and AMPAC Capital Solutions, LLC dated as of May 31, 2004.

10.3	Eighth Amendment to Junior Participation Agreement by and between investors in U.S. Plastic Lumber Ltd. to be determined and AMPAC Capital Solutions, LLC

10.4	Seventh Amendment to Loan and Security Agreement by and between U.S. Plastic Lumber Ltd. and AMPAC Capital Solutions, LLC dated as of June 8, 2004.